UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 18, 2010

TNS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	File No. 1-32033	36-4430020
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11480 Commerce Park Drive, Suite 600, Reston, Virginia  20191-1406

(Address of principal executive offices and zip code)

(703) 453-8300

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreements.  On May 18, 2010, TNS, Inc. (“TNS”) and its wholly owned subsidiary, Transaction Network Services, Inc. (collectively with TNS, the “Company”), following the approval of the Board of Directors, amended the employment agreements entered into by the Company with the following senior executives (each, an “Executive” and collectively, the “Executives”):  (i) Henry H. Graham, Jr., the Company’s Chief Executive Officer, and (ii) Michael Q. Keegan, the Company’s Chief Operating Officer and President, Telecommunication Services Division of Transaction Network Services, Inc. (collectively, the “Amendments”).  A summary of the Amendments is set forth below:

(i)            Henry H. Graham, Jr.  The term of Mr. Graham’s employment agreement was extended through December 31, 2012.  Mr. Graham’s annual base salary was increased to $621,850, effective January 1, 2010, subject to any annual review and possible increase as determined by the Board of Directors based upon the achievement of budgetary or other objectives set by the Board.  In addition, beginning on January 1, 2010, Mr. Graham’s annual incentive bonus target was continued at 100% of his annual base salary and his annual long term incentive bonus award target was set at 200% of his annual base salary.  Finally, Mr. Graham is no longer entitled to certain supplemental health benefits nor a car allowance.

(ii)           Michael Q. Keegan.  The term of Mr. Keegan’s employment agreement was extended through December 31, 2012.  Mr. Keegan’s annual base salary was increased to $461,850, subject to any annual review and possible increase as determined by the Board of Directors based upon the achievement of budgetary or other objectives set by the Board.  In addition, Mr. Keegan’s annual incentive bonus target was increased to 100% of his annual base salary and his annual long term incentive bonus award target was increased to 170% of his annual base salary.  Finally, Mr. Keegan is no longer entitled to certain supplemental health benefits nor a car allowance.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

10.1         Amendment No. 1 to Employment Agreement between the Company and Henry H. Graham, Jr.

10.2         Amendment No. 1 to Employment Agreement between the Company and Michael Q. Keegan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNS, INC.

Dated: May 20, 2010	/s/ Henry H. Graham, Jr.
	By:	Henry H. Graham, Jr.
	Its:	Chief Executive Officer